Exhibit 99.1

Trimble Reports First Quarter 2006 Revenue Growth of 16 Percent and Earnings Per Share Growth of 45 Percent

SUNNYVALE, Calif., April 19, 2006 – Trimble (NASDAQ: TRMB) today announced results for its first quarter 2006, ended March 31, 2006.  Revenue for the first quarter of 2006 was $225.9 million, up approximately 16 percent from revenue of $195.4 million in the first quarter of 2005.

Operating income for the first quarter of 2006 was $33.1 million, up 10 percent over operating income of $30.2 million in the first quarter of 2005.  For year-over-year comparisons, it should be noted that for the first time operating income reflects the impact of stock-based compensation resulting from the adoption of FAS 123(r) of $3.2 million.  Additionally, the quarter was the first in which transactions with the Caterpillar joint venture, Caterpillar Trimble Control Technologies (CTCT), which were $5.2 million, were reflected in operating results, versus non-operating results.  On a comparative basis, adjusting for the above factors, operating income in the first quarter of 2006 was up 38 percent compared to the first quarter of 2005.

Net income for the first quarter of 2006 was $25.8 million, up 48 percent when compared to net income of $17.4 million in the first quarter of 2005.  Earnings per share for the first quarter of 2006 were $0.45, up approximately 45 percent compared to earnings per share of $0.31 in the first quarter of 2005.  Earnings per share were negatively impacted by $0.04 due to the adoption of FAS 123(r).  It should be noted that the tax rate for the first quarter of 2006 was 28 percent, compared to a first quarter 2005 tax rate of 34 percent, due to the favorable outcome of an income tax audit.

“Trimble’s results in the first quarter of 2006 demonstrate continuing progression in both our strategic and financial development,” said Steven W. Berglund, Trimble’s president and chief executive officer.  “We continue to see robust demand for position-centric productivity solutions as we convert traditional work techniques to new solutions enabled by technology.  Our outlook for the full year remains positive in each of our segments.”

Trimble Results by Business Segment

The impact of the adoption of FAS-123(r), discussed above, should be considered in all year-over-year segment comparisons as first quarter 2005 results did not include stock-based compensation expense.

Engineering and Construction

Revenue for Engineering and Construction (E&C) was $146.7 million for the first quarter of 2006, up approximately 22 percent compared to revenue of $120.2 million in the first quarter of 2005.

On a reported basis, operating margins in E&C were 18 percent in the first quarter of 2006, flat when compared to the first quarter of 2005.  Excluding the impact of FAS 123(r) adoption and the CTCT joint venture, discussed above, E&C operating margins were up significantly year-over-year.

E&C growth was driven by a steady market and upgrade cycle, as well as continued sales of products introduced in the last year.  Margins were positively impacted by higher gross margins, as well as strong operating leverage.

Field Solutions

Revenue for Field Solutions (TFS) was $43.0 million in the first quarter of 2006, down 5 percent compared to $45.4 million in revenue in the first quarter of 2005.  Given an 84 percent year-over-year revenue growth in TFS in the first quarter of 2005, year-over-year comparisons were expected to be lower for the first quarter of 2006.  During the first quarter of 2006, sales in agriculture products were less than the previous year, while geographical information system products demonstrated growth.

TFS operating margins for the first quarter of 2006 were 32 percent, compared to 34 percent in the first quarter of 2005 due to shifts in product mix.

Advanced Devices

Advanced Devices, a newly reported segment, combines Trimble’s previous Component Technologies and Portfolio segments.  This combination is recognition of the small size of each of the businesses comprising these two former segments relative to the total company.  Year-over-year comparisons combine the two former segments in the first quarter of 2005.  Most of the businesses in the Advanced Devices segment will continue to focus primarily on products which embed technologies that can be utilized in a number of different markets.

First quarter 2006 revenue in the segment was $23.5 million, up 5 percent from revenue of $22.4 million in the first quarter of 2005.

Advanced Devices’ operating margins were 10 percent, compared to 14 percent in the first quarter of 2005.  The decline is mainly due to the impact of product mix and higher spending for new product development and roll-out.

Mobile Solutions

First quarter 2006 revenue for Mobile Solutions (TMS), was $12.6 million, up 70 percent from revenue of $7.4 million in the first quarter of 2005.  Revenue growth resulted from organic growth, as well as from the acquisitions of MobileTech Solutions, Inc. and Advanced Public Safety, Inc.

TMS operating margins were 2 percent for the first quarter of 2006, compared to a negative 9 percent in the first quarter of 2005.  The Company achieved break-even in this segment in the fourth quarter of 2005 and expects to maintain profitability going forward.

Non-GAAP Net Income and Earnings Per Share

Non-GAAP net income for the first quarter of 2006 was $29.8 million, up 57 percent compared to non-GAAP net income of $19.0 million in the first quarter of fiscal 2005.

Non-GAAP earnings per share for the first quarter of 2006 was $0.52 up approximately 53 percent from $0.34 per share in the first quarter of 2005.

GAAP and non-GAAP earnings per share for the first quarter of 2006 were calculated on a diluted basis using approximately 57.9 million shares.

Forward Looking Guidance

In the second quarter of 2006 the Company expects revenue to grow 13 to 16 percent compared to the second quarter of 2005, with revenue between $231 million and $237 million.  At a 34 percent tax rate, with 58.7 million shares outstanding, the Company expects second quarter 2006 GAAP earnings per share between $0.43 and $0.46 cents.

The above GAAP guidance includes stock-based compensation due to the adoption of FAS 123(r).  On a post-tax basis, the Company expects stock-based compensation for the second quarter of 2006 to be $2.1 million, or approximately $0.04 per share.  For comparative purposes, in the second quarter of 2005 the pro forma stock-based compensation expense was $2.5 million, or $0.05 per share.

Using a 34 percent tax rate – excluding the amortization of intangibles of $2.3 million and the impact of stock-based compensation expense of $3.1 million – the Company expects non-GAAP earnings per share between $0.49 and $0.52.

Non-GAAP vs. GAAP Financials

The Company provides non-GAAP financial measures called “non-GAAP net income,” “non-GAAP earnings per share,” “non-GAAP operating income,” and “non-GAAP E&C operating margins” to supplement its consolidated financial statements presented in accordance with GAAP.  These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

The Company excludes the amortization of purchased intangibles, restructuring charges, the amortization of acquisition related inventory step-up charges, and the impact of stock-based compensation in computing non-GAAP measures because the chief executive officer excludes these items when budgeting and evaluating the business.  These non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. Please see the supplemental financial statements, attached to this press release, for a reconciliation of GAAP to non-GAAP results.

Investor Conference Call / Webcast Details

The Company will hold a conference call on April 19, 2006 at 1:30 p.m. PT to review its first quarter 2006 results.  It will be broadcast live on the Web at www.trimble.com/investors.shtml.  A replay of the call will be available for thirty days beginning at 8:00 p.m., PT. The replay number is (800) 642-1687 (U.S.), or (706) 645-9291 (international), and the pass code is 7751380.

About Trimble

Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies as well as wireless communications and software to create complete customer solutions. Trimble’s worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, agriculture, machine guidance, asset and fleet management, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,400 employees in more than 18 countries worldwide.

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, operating margins, effective tax rate, stock-based compensation, amortization of purchased intangibles and earnings per share estimates for the second fiscal quarter of 2006 and the Company’s outlook for the remainder of the year.  These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, strong demand for the Company’s products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending.  Fuel and other operating costs could remain high or increase, which could weaken sales into the agricultural market.  In addition, the Company’s results may be adversely affected if the growth rates and profitability expectations for each of its four segments are not achieved, or its joint ventures and recent acquisitions do not achieve anticipated results, or if the Company is unable to market, manufacture and ship new products.  Any failure to achieve predicted results could negatively impact the Company’s revenues, gross margin and other financial results. Whether the Company achieves its guidance for the second fiscal quarter of 2006 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In  thousands, except per share data)
(Unaudited)

	Three Months Ended

	Mar-31, 2006	Apr-01, 2005

Revenue	$225,854	$195,383
Cost of sales	$118,391	$97,576

Gross margin	107,463	97,807

Gross margin (%)	47.6%	50.1%
Operating expenses
Research and development	24,446	21,828
Sales and marketing	32,706	30,371
General and administrative	15,761	12,832
Restructuring charges	0	278
Amortization of purchased intangible assets	1,485	2,298

Total operating expenses	74,398	67,607

Operating income	33,065	30,200
Non-operating income (expense), net
Interest income (expense), net	434	(611)
Foreign currency transaction gain (loss), net	593	(157)
Income (Expense) for affiliated operations, net	1,616	(3,039)
Other income, net	164	30

Total non-operating income (expense), net	2,807	(3,777)

Income before taxes	35,872	26,423
Income tax provision	10,044	8,984

Net income	$25,828	$17,439

Earnings per share :
Basic	$0.48	$0.33
Diluted	$0.45	$0.31
Shares used in calculating earnings per share :
Basic	54,242	52,500

Diluted	57,859	56,371

NON-GAAP RECONCILIATION
(Dollars in  thousands, except per share data)
(Unaudited)

	Three Months Ended

	Mar-31, 2006		Apr-01, 2005

GAAP income before taxes	$35,872		$26,423
Non-GAAP adjustments
Amortization of purchased intangibles	2,340	*(a)	2,298
Amortization of acquisition-related inventory step-up	—		228
Restructuring charges	—		278
Stock-based compensation	3,229	*(b)	—

Total Non-GAAP adjustments	5,569		2,804

Non-GAAP income before taxes	41,441		29,227
Income tax provision	11,603		10,229

Non-GAAP net income	$29,838		$18,998

Diluted Non-GAAP earnings per share	$0.52		$0.34

Shares used in calculating diluted non-GAAP earnings per share	57,859		56,371

*(a) Amortization of purchased intangibles, includes $855K recorded in cost of sales.
*(b) Stock compensation expense by Segment and GAAP category (in $000’s):

($K)	E&C	TFS	TMS	Advanced Devices	Corporate	Total

Cost of Sales	$97	$24	$10	$16	$140	$287
Research & development	$261	$76	$54	$201	$47	$639
Sales & Marketing	$346	$59	$45	$95	$196	$741
General & Administrative	$330	$86	$67	$173	$906	$1,562

Total	$1,034	$245	$176	$485	$1,289	$3,229

EBITDA RECONCILIATION
(Dollars in  thousands)
(Unaudited)

	Three Months Ended

	Mar-31, 2006	Apr-01, 2005

GAAP net income	$25,828	$17,439
Add back :
Interest income (expense), net	(434)	611
Income tax provision (benefit)	10,044	8,984
Depreciation expense	3,104	2,512
Amortization of purchased intangibles	2,340	2,339

EBITDA	$40,882	$31,885

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Mar-31, 2006	Dec-30, 2005

Assets
Current assets:
Cash and cash equivalents	97,648	73,853
Accounts receivables, net	171,392	145,100
Other receivables	5,998	6,489
Inventories, net	101,552	107,851
Deferred income taxes	20,709	18,504
Other current assets	10,047	8,580

Total current assets	407,346	360,377
Property and equipment, net	44,012	42,664
Goodwill and other purchased intangible assets, net	316,465	313,456
Deferred income taxes	4,485	3,580
Other assets	23,947	23,011

Total non-current assets	388,909	382,711

Total assets	$796,255	$743,088

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	166	216
Accounts payable	49,684	45,206
Accrued compensation and benefits	29,290	36,083
Accrued liabilities	22,284	16,189
Deferred revenues	18,727	12,588
Accrued warranty expenses	7,445	7,466
Deferred income taxes	1,260	4,087
Income taxes payable	29,188	24,922

Total current liabilities	158,044	146,757
Non-current portion of long-term debt	437	433
Deferred income taxes	9,881	5,602
Other non-current liabilities	16,033	19,041

Total liabilities	184,395	171,833

Shareholders’ equity:
Common stock	397,688	384,196
Retained earnings	193,353	167,525
Accumulated other comprehensive income	20,819	19,534

Total shareholders’ equity	611,860	571,255

Total liabilities and shareholders’ equity	$796,255	$743,088

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended

	Mar-31, 2006	Apr-01, 2005

Cash flow from operating activities:
Net Income	25,828	$17,439
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,104	2,512
Amortization expense	2,380	2,339
Provision for doubtful accounts	360	388
Amortization and write-off of debt issuance cost	45	122
Deferred income taxes	(1,880)	488
Stock-based compensation	3,230	—
Excess tax benefit for stock-based compensation	(3,941)	—
Other	383	(51)
Add decrease (increase) in assets:
Accounts receivables, net	(26,211)	(32,155)
Other receivables	527	456
Inventories	5,870	(4,739)
Other current and non-current assets	(6,827)	1,054
Add increase (decrease) in liabilities:
Accounts payable	4,361	2,121
Accrued compensation and benefits	(6,601)	(3,033)
Accrued liabilities	9,110	765
Deferred gain on joint venture	—	125
Deferred revenue	(197)	1,513
Income taxes payable	7,336	8,521

Net cash provided (used) by operating activities	16,877	(2,135)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,272)	(11,197)
Acquisition of property and equipment	(4,972)	(3,164)
Cost of capitalized patents	—	(75)

Net cash used in investing activities	(7,244)	(14,436)
Cash flow from financing activities:
Issuance of common stock	7,149	5,566
Collections of notes receivable	10	110
Excess tax benefit for stock-based compensation	3,941	—
Payments on long-term debt and revolving credit lines	—	(10,125)

Net cash provided (used) in financing activities	11,100	(4,449)
Effect of exchange rate changes on cash and cash equivalents	3,062	(659)
Net increase (decrease) in cash and cash equivalents	23,795	(21,679)
Cash and cash equivalents - beginning of period	73,853	71,872

Cash and cash equivalents - end of period	$97,648	$50,193

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes, net of refunds	$(4,607)	$(388)

	Q1’05 Actual	Q2’05 Actual	Q3’05 Actual	Q4’05 Actual	FY’05 Actual	Q1’06 Actual

Income Statement Metrics

Total Revenue	$195,383	$204,225	$188,483	$186,821	$774,912	$225,854

Engineering & Construction	120,198	141,096	134,172	128,994	524,460	146,734
Trimble Field Solutions	45,425	32,187	24,882	25,349	127,843	43,043
Advanced Devices	22,359	24,505	22,215	22,049	91,128	23,470
Trimble Mobile Solutions	7,401	6,437	7,214	10,429	31,481	12,607
Gross Margin	50.1%	50.1%	51.6%	49.4%	50.3%	47.6	% (a)

Total Segment Income	$39,663	$47,916	$40,492	$32,589	$160,660	$42,833

Engineering & Construction	21,490	37,173	34,360	24,970	117,993	26,378
Trimble Field Solutions	15,577	8,044	3,962	4,944	32,527	13,909
Advanced Devices	3,232	4,578	2,916	2,486	13,212	2,323
Trimble Mobile Solutions	(636)	(1,879)	(746)	189	(3,072)	223
Corporate and Other Charges	$(9,463)	$(9,179)	$(7,464)	$(9,609)	(35,715)	$(9,768)
Non-operating income (expense) and income taxes	$(12,761)	$(14,951)	$(12,792)	$413	(40,091)	$(7,237)

Net Income	$17,439	$23,786	$20,236	$23,393	$84,854	$25,828

GAAP operating margin%	15.5%	19.0%	17.5%	12.3%	16.1%	14.6	% (a)
Non-GAAP operating margin%	16.9%	20.0%	18.5%	13.7%	17.2%	17.1%
GAAP EPS	$0.31	$0.42	$0.35	$0.41	$1.49	$0.45
Fully-taxed Non-GAAP EPS	$0.34	$0.44	$0.37	$0.29	$1.43	$0.52

Balance Sheet Metrics
Cash & Cash Equivalents	$50,193	$56,860	$87,293	$73,853		$97,648
Accounts Receivables, Net	$154,540	$150,590	$146,792	$145,100		$171,392
Inventories, Net	$91,309	$89,853	$93,940	$107,851		$101,552
Total Debt	$28,836	$661	$659	$649		$603
Short Term Debt	12,500	—	—	216		166
Long Term Debt	16,336	661	659	433		437
Equity	$490,188	$513,817	$543,394	$571,255		$611,860

Cashflow Metrics
Cash Flow from (used in) Operations	$(2,135)	$38,705	$33,540	$22,771	$92,880	$16,878
Working Capital	$197,372	$208,410	$232,276	$214,337		$249,302
Capital Expenditures	$3,164	$4,570	$6,666	$9,036	$23,436	$4,972
EBITDA	$31,885	$41,126	$35,142	$35,822	$143,974	$40,922
Amortization of Intangibles	2,339	2,209	910	1,561	7,019	2,380
Depreciation	2,512	2,378	3,000	2,781	10,671	3,104

Financial Ratios
Days Sales Outstanding	62	60	60	66		57
Inventory Turns (trailing 12 months)	4.3	4.1	4.0	3.9		4.0
Current ratio	2.5	2.7	2.8	2.5		2.6
Debt to Equity	0.1	0.0	0.0	0.0		0.0

Other
Headcount	2,231	2,308	2,347	2,462		2,543

(a)	Impact of moving joint venture transactions from non-operating to operating income - reduced gross margin by 2.8 points and operating income by 2.5 points in fiscal 2006.
In addition, operating margins were impacted by 1.4 points due to stock-based compensation expense. (For details, please refer to the non-GAAP P&L).